Exhibit 99.1

FLOTEK PROVIDES UPDATE ON PROPOSED AMENDMENTS TO EPA FLARE MONITORING REGULATIONS
HOUSTON, December 30, 2024 - Flotek Industries, Inc. (“Flotek” or the “Company”) (NYSE: FTK) today provided an update regarding flare monitoring regulations issued by the Environmental Protection Agency (“EPA”). On December 20, 2024, the EPA issued proposed amendments to its New Source Performance Standards and Emission Guidelines for Existing Sources for the Crude Oil and Natural Gas Source Category (“OOOOb”) rules issued on May 8, 2024, with respect to monitoring the Net Heating Value (“NHV”) of flares to ensure that methane emissions are minimized. While the proposed amendments address many industry concerns regarding the complexity of the testing, they do not materially change the Company’s outlook regarding the potential addressable market for monitoring services including the scope of installations that will be subject to compliance.
The EPA’s proposed amendments make discrete technical changes to the vent gas NHV continuous monitoring requirements for flaring operations expanding some of the exemptions for new testing requirements while limiting the number of flares that were “generally exempted” from compliance testing. The proposed amendments are open for comment for 45 days after publication in the Federal Register. While the Company believes the regulations should allow the industry to confidently move forward with compliance testing, impacted companies continue to face limited technical, staffing, and analytical resources to conduct these challenging measurements.
As previously announced, on July 12, 2024, the EPA notified the Company that its JP3 system had been designated as an approved measurement technology for the initial flare regulations. The Company’s state-of-the-art optical instrument, designed for the precise measurement of NHV in flare gases, was the first to be approved as an alternative method under the initial regulations.
Following EPA approval, the Company’s Data Analytics segment began providing flare monitoring services to its customers utilizing its proprietary JP3 VeraCal flare monitoring analyzer. Third quarter revenues from its Data Analytics segment increased 30% from second quarter 2024 in part due to new flare monitoring services as the VeraCal analyzers have now conducted numerous compliance tests since receiving approval. Flotek has invested in a fleet of analytical assets to help resolve industry resource restrictions while simplifying compliance.
Ryan Ezell, Chief Executive Officer, said, “After a diligent assessment of the proposed amendments, we continue to believe that the flare monitoring regulations provide a meaningfully positive opportunity for our Data Analytics segment and overall business. We are confident in our ability to offer our customers, and the oil and gas industry, a superior and approved technology, utilizing autonomous, real-time measurements, to monitor flares and reduce emissions. We expect our Data Analytics segment to experience significant growth in 2025 leveraging off our ‘VeraCal analyzer’, which allows our customers to comply with the updated flare monitoring regulations. At Flotek, our strategy remains focused on delivering differentiated technologies at the convergence of chemistry and real-time data solutions.”

About Flotek Industries, Inc.
Flotek Industries, Inc. is a leading chemistry and data technology company focused on servicing the Energy industry. The Company’s top tier technologies leverage near real-time data to deliver innovative solutions to maximize customer returns. Flotek has an intellectual property portfolio of over 170 patents, 20+ years of field and laboratory data, and a global presence in more than 59 countries.
Flotek has established collaborative partnerships focused on sustainable and optimized chemistry and data solutions, aiming to reduce the environmental impact of energy on land, air, water and people.
Flotek is based in Houston, Texas and its common shares are traded on the New York Stock Exchange under the ticker symbol “FTK.” For additional information, please visit www.flotekind.com.
Forward-Looking Statements
Certain statements set forth in this press release constitute forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) regarding Flotek Industries, Inc.’s business, financial condition, results of operations and prospects. Words such as will, continue, expects, anticipates, intends, plans, believes, seeks, estimates, outlook and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this press release. Although forward-looking statements in this press release reflect the good faith judgment of management, such statements can only be based on facts and factors currently known to management. Consequently, forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Further information about the risks and uncertainties that may impact the Company are set forth in the Company’s most recent filing with the Securities and Exchange Commission on Form 10-K (including, without limitation, in the “Risk Factors” section thereof), and in the Company’s other SEC filings and publicly available documents. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this press release.
Investor contact:
Mike Critelli
Director of Finance & Investor Relations
E: ir@flotekind.com
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